Exhibit 10.2

                              X-RITE, INCORPORATED
                               MICHAEL C. FERRARA
                       SPECIAL POST-EMPLOYMENT HEALTH PLAN

X-Rite, Incorporated (the "Company"), by execution of this document, adopts the X-Rite, Incorporated Michael C. Ferrara Special Post-Employment Health Plan (the "Plan"). The purpose of this Plan is to provide certain medical, dental and prescription drug benefits to Michael C. Ferrara (the "Covered Person") following his employment with the Company that are comparable to those provided to the Company's executive employees. Benefits will be provided under the following terms:

     1. The Company will continue to provide health benefit coverage, as provided herein, to the Covered Person for a period of 7 years from the effective date of termination of the Covered Person's employment by the Company provided that such termination date is on or after December 31, 2008, except if said termination date is prior to December 31, 2008, as a result of the Company's election to terminate pursuant to Section 7(b) or 7(e) of the September 30, 2003 Employment Agreement as amended or the Covered Person's election to terminate pursuant to Section 7(d) thereof, in which event, the Company will be obligated to provide benefits to the Covered Person hereunder until December 31, 2015. All such benefits will be secondary to Medicare benefits. In the event that the Covered Person is entitled to medical and dental benefits during any post-employment period pursuant to the Employment Agreement, dated September 30, 2003, between the Company and the Covered Person, such benefits shall satisfy the Company's obligations under the Plan for such period.

     2. The Company will provide continuation coverage to the Covered Person under all group health plans of the Company as required by the Consolidated Omnibus Budget Reconciliation Act (COBRA). The Company will pay the Covered Person sufficient compensation (grossed up for the applicable tax cost to the Covered Person) to cover the COBRA premium for the duration of the required COBRA benefits. The benefit during this period will be provided from the Health Benefit Plan for X-Rite, Incorporated, a self-insured health care plan under the X-Rite, Incorporated Group Life and Health Plan. The Covered Person must, to the extent he is able to do so, enroll for Medicare Parts A and B before electing COBRA coverage as a condition for receipt of these benefits.

     3. For any period subsequent to the expiration of the COBRA continuation period, at the Company's election, the Company may purchase a Medicare supplemental health insurance policy for the Covered Person. The Covered Person must cooperate in the application for this policy as a condition for receipt of these benefits. The Company will continue to provide medical benefits on a self-funded basis in excess of the benefits provided by Medicare or the Medicare supplemental insurance policy, so that the aggregate benefits are the same level of benefits as are provided to then active executive employees under the Health Benefit Plan of the Company.

     4. The Company will report the value of all benefits provided hereunder for tax purposes as required by law.

     5. The Health Benefit Plan of X-Rite, Incorporated in its present form and as it may be amended in the future, is incorporated herein by reference.

     6. The Company may amend this Plan so long as the amendments do not reduce benefits to the Covered Person below the medical benefits provided to then active executive employees of the Company. The Chairman of the Board of the Company or such other officers as may be designated by the Board of Directors of the Company, may amend the Plan by executing a document that provides that it is an amendment to the Plan.

     7. The Plan is effective October 3, 2005.

IN WITNESS WHEREOF, the Company has adopted this Plan this third day of October, 2005.

                                                      X-RITE, INCORPORATED


                                                      BY: /s/ John E. Utley
                                                          -----------------
                                                      Its: Chairman of the Board